                                                                    Exhibit 23.2

                      Consent of Independent Accountants

We hereby consent to the use in this Post-Effective Amendment No. 1 to Registration Statement on Form S-4 of Better Minerals & Aggregates Company of our reports dated March 16, 2001 relating to the financial statements and financial statement schedule of Better Minerals & Aggregates Company, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
April 11, 2001